UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 16, 2010

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-31434	75-1458323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

APS Financial Corporation, the broker-dealer subsidiary of American Physicians Service Group, Inc., has received a notice from the staff of the Financial Industry Regulatory Authority (“FINRA”), notifying it that the staff has made a preliminary determination to recommend that a disciplinary action be brought against the broker-dealer.

The potential charges recommended by the staff of FINRA in such action would allege violations of certain NASD rules of conduct and certain anti-fraud provisions of the federal securities laws in connection with sales and purchases of securities during the period from January 1, 2005 to December 5, 2006.  A former employee and a current employee of APS Financial Corporation have also received notices in connection with the alleged violations.

A FINRA staff preliminary determination is neither a formal allegation nor is it evidence of wrongdoing.  Under FINRA’s procedures, the broker-dealer now has the opportunity to respond to the staff’s notice prior to any formal action being taken.  APS Financial Corporation intends to submit a response to the notice and vigorously contest any formal disciplinary action that would result in a censure, fine, or other sanction, but there can be no assurance that those efforts will be successful or that a disciplinary proceeding will not be brought.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010	American Physicians Service Group, Inc.

Signed: /s/ Marc J. Zimmermann
Name: Marc J. Zimmermann
Title: Senior Vice President – Finance and Chief Financial Officer